Exhibit 99.1

SUPPLEMENTAL INFORMATION

Unless the context indicates otherwise, in this report the terms the “Company,” “ResCare,” “we,” “us” and “our” refer to Res-Care, Inc. and all entities owned or controlled, directly or indirectly, by Res-Care, Inc.

Overview

We are a leading human services company that provides residential, therapeutic, job training and educational support to people with intellectual and developmental disabilities (ID/DD), to elderly people who need in-home care, to youths with special needs, and to adults who are experiencing barriers to employment. For each of these populations, our mission is to assist people to reach their highest level of independence. We believe that our adherence to our mission, the quality of our service and care, our focus on training and compliance, and our close, long-standing relationships with federal, state, and local agencies have helped us become one of the largest human services companies in the United States. As of September 30, 2010, we provided services to over 60,000 individuals with special needs each day in 41 states, Washington, D.C., Puerto Rico, and several locations in Europe and Canada. For the twelve months ended September 30, 2010, we generated total revenues of $1,577 million and Adjusted EBITDA of $108 million and had total capital expenditures of $10 million.

Our operating segments are organized by the populations we serve. Our Community Services division serves adults and youths with ID/DD, elderly people who need assistance with activities of daily living, and people with acquired brain injury. Our Employment Training Services division assists disadvantaged job seekers with job training and employment placement programs, and our Job Corps Training Services division assists disadvantaged youths with educational and vocational skills training and employment counseling. During the twelve months ended September 30, 2010, we derived approximately 65% of our revenues from Medicaid, 8% of our revenues from the Department of Labor (DOL) for our Job Corps business, 21% from other government agencies including state and local workforce investment boards and Medicare, and 6% of revenues from private insurance, and individual and other payors.

Community Services

Through our Community Services division, we are the nation’s largest private provider of services for individuals with ID/DD, and we are a leading provider of in-home care services to the elderly. We also offer a variety of youth programs, including foster care and residential services, and a host of services to people with acquired brain injury, including vocational and residential placement. Our programs, administered in both residential and non-residential settings, are based predominantly on individual support plans designed to encourage greater independence and the development or maintenance of daily living skills. We help individuals achieve these goals through tailored application of our different services, including social, functional, and vocational skills training, supported employment, and emotional and psychological counseling. Our interdisciplinary Community Services team consists of our employees, such as qualified mental retardation professionals (QMRPs) and support/service coordinators, as well as professional contractors, including physicians, psychologists, therapists and social workers.

For our individuals with ID/DD, we offer an alternative to large, state-run institutional settings by providing high quality, individually focused programs. We believe that we deliver our services at a lower cost than state-run programs because of our less expensive community-based residential settings, more flexible staffing, leverageable infrastructure, and our deep industry experience. As of September 30, 2010, our Community Services division operated more than 3,000 locations, including group homes, service sites, day programs and other facilities serving more than 19,000 individuals daily through approximately 20,000 employees in 36 states. Our group homes are typically family-style houses in residential neighborhoods where four to eight individuals with ID/DD live together, usually with full-time staffing for supervision and support. Individuals are encouraged to take responsibility for their home, health, and hygiene and to actively participate in work and community functions.

For our elderly clients, we provide services enabling them to live safely in their homes and remain active in their communities. Our support services include assistance with activities of daily living, companionship, and certain medical therapies, among other services. We believe, based on third party surveys and studies, that people generally prefer in-home care to other alternatives once they are no longer able to care for themselves safely in their own home. In addition, we believe that in-home care is typically more cost effective than alternatives such as nursing homes or assisted living facilities due to the absence of a fixed plant and more efficient staffing.

Revenues for our Community Services operations are derived primarily from 32 different state Medicaid programs and from management contracts with private operators who contract with state government agencies and are also reimbursed under Medicaid programs. Revenues for our in-home care business are derived from both state Medicaid programs and private payors. For the twelve months ended September 30, 2010, our Community Services segment generated revenues of $1.2 billion, representing approximately 74% of our total revenues.

Employment Training Services

We operate job training and placement programs that assist welfare recipients, displaced workers, and disadvantaged job seekers in finding employment and improving their career prospects. We currently provide services under more than 180 contracts in 23 states and Washington, D.C., serving approximately 10,000 people daily, or approximately one million annually. These centers are part of a nationwide system of government-funded offices that provide assistance, job preparation, and placement to any youth or adult. The services include offering information on the local labor market, vocational assessments, career counseling, referrals to occupational skills training for high-demand occupations, job search assistance, job placement, and help with job retention and career advancement. In addition to job seekers, these centers serve the business community by providing job matching, screening, referral, and other specialized services for employers. Our Employment Training Services programs are funded through performance-based and fixed-fee contracts from local and state governments. For the twelve months ended September 30, 2010, our Employment Training Services segment generated revenues of $248 million, representing approximately 16% of our total revenues.

Job Corps Training Services

Since 1976, we have operated programs for disadvantaged youths through the federal Job Corps program administered by the Department of Labor. The Job Corps program is designed to address the severe unemployment faced by disadvantaged youths ages 16 to 24 throughout the United States and Puerto Rico. According to the Bureau of Labor Statistics, for the twelve months ending October 2010, unemployment rates averaged 15.6% for individuals ages 20 to 24 and 26.3% for those ages 16 to 19. We believe that the unemployment rates for disadvantaged youths are even higher. Job Corps provides educational and vocational skills training, health care, employment counseling, and other support necessary to enable these youths to become responsible working adults. The typical Job Corps student is a high school dropout who reads at the seventh-grade level, comes from a disadvantaged background, has not held a regular job, and was living in an environment characterized by a troubled home life or other disruptive conditions.

We operate seventeen Job Corps centers in eight states and Puerto Rico serving over 5,000 individuals at any one time. Our centers are campus-style settings utilizing housing and classroom facilities owned and managed by the DOL. Our centers currently operate at approximately 102% of capacity. The Job Corps program requires students to participate in basic education classes to improve their academic skills and complete vocational training in order to improve their job prospects. Approximately 67% of the students completing our Job Corps programs have obtained jobs or continued their education elsewhere. Revenues for our Job Corps operations are derived primarily from reimbursement by the DOL. For the twelve months ended September 30, 2010, our Job Corps Training Services division generated revenues of $122 million, representing approximately 8% of our total revenues.

Other

A portion of our business is dedicated to operating alternative education programs and charter schools and international job training and placement agencies. For the twelve months ended September 30, 2010, these programs generated revenues of $38 million, representing approximately 2% of our total revenues.

Industry overview

Statistics regarding ID/DD populations and services are taken from “The State of the States in Developmental Disabilities,” a 2008 report on research led by Dr. David Braddock. Dr. Braddock is also an independent director of ResCare. Unless otherwise noted, data is as of the state fiscal year ending June 30, 2006, the most recent year for which data is available.

The markets for services for special needs populations and the elderly in the United States are large and growing. The market for ID/DD services is $44 billion in size, and according to the Centers for Medicare & Medicaid Services (CMS), the market for in- home care and home health services is approximately $77 billion in size. In  addition, government expenditures for employment training and job assistance programs were approximately $13 billion in fiscal 2009, including $1.7 billion for Job Corps. We believe that we are well positioned to benefit from favorable demographics and positive industry trends. We expect the industries in which we participate to experience strong growth due to the following:

A growing number of individuals needing care from human services providers. There are approximately 4.7 million individuals in the United States with ID/DD. Family members care for 2.8 million (60%) of these ID/DD individuals and approximately 25% of these family caregivers are parents or guardians age 60 or older. As the population ages, many of these family caregivers will no longer be capable of providing adequate support for their dependents with ID/DD, requiring their relocation to residential facilities managed by the state or human services providers. In addition, the average life expectancy of individuals with ID/DD has increased from 19 years old in the 1930s to 66 years old as of 1993, which suggests that individuals with ID/DD are increasingly likely to outlive their caregivers and require care for longer periods of time. We believe that both of these trends will continue to drive an increase in the population of individuals that require special services and support from human service providers.

Community-based living services supported by the courts. In June 1999, the U.S. Supreme Court, in Olmstead v. L.C., held that states must provide individuals with ID/DD the choice to be placed in community-based settings when deemed appropriate by medical professionals and placement can be reasonably completed within state budgets. This ruling intensified a movement, already under way nationally, to relocate persons with ID/DD from large state-operated institutions to community-based settings. Since 1970, the number of people with ID/DD in state institutions has decreased from approximately 173,000 to 38,000 and approximately 140 state-run institutions have closed or are in the process of doing so. ResCare has consistently worked with states to close large state institutions in favor of our community-based programs.

Vocal, well organized advocacy groups. Strong advocacy groups, often led by the parents or guardians of individuals with ID/DD along with social workers and civil rights lawyers, have organized on a national level for purposes of influencing regional and local governing bodies when ID/DD issues are addressed. These advocacy groups increase community awareness and use legislation and the courts to increase government funding and improve service levels to individuals with ID/DD, as well as increase emphasis on education and training for caregivers. These initiatives have resulted in a higher quality of life and greater independence for individuals with ID/DD. The active involvement of advocacy groups has also helped mitigate proposed cuts from state and local governments. Notable advocacy groups for ID/DD include the American Network of Community Options and Resources (ANCOR) and the Association for Retarded Citizens (ARC), among others. In addition, the elderly population has formidable advocacy groups such as the National Association for Home Care & Hospice (NAHC), the National Private Duty Association (NPDA), and the Association for the Advancement of Retired Persons (AARP), among others, to ensure support for their interests. We believe that these groups will continue to be supportive of adequate funding and service levels for in-home care.

Favorable underlying trends for in-home care to the elderly. We believe that several factors, including the aging population, individuals’ preference to receive care in-home, and the cost effectiveness of providing care in-home relative to an institutional setting, are driving increased demand for in-home care for the elderly. Medicaid is one of the primary payors for this type of care. According to Thomson Reuters, Medicaid expenditures for home care services increased from $23.2 billion in 2002 to $37.9 billion in 2007, representing a compound annual growth rate (CAGR) of 10.3%. The U.S. Census Bureau projects the population over age 65 will increase 80% between 2010 and 2030, from 40 million to 72 million, significantly above the 22% increase projected for the entire population.

Government outsourcing of Employment Training Services. The Personal Responsibility and Work Opportunity Reconciliation Act of 1996 enabled private for-profit and non-profit organizations to competitively bid to manage and operate programs providing work activities and other services for welfare recipients, who are now faced with time limitations on receiving cash assistance. The consistent and bi-partisan support for these federal programs has created an opportunity for workforce services providers.

Strong demand for Job Corps services. The federal Job Corps program, created in 1964, provides training for approximately 100,000 students each year at 124 centers throughout the United States and Puerto Rico. Funding for the program has increased from approximately $600 million in 1984 to $1.7 billion in 2010. The U.S. Census Bureau projects that the population ages 16-24 will grow by 14% between 2010 and 2030 and estimates that 20% of the approximately 35 million people ages 16-24 in the United States currently live below the poverty level. The Job Corps program provides this population with training and job placement assistance.

Competitive strengths

High quality of care provided by well-trained professionals. Our mission is to help individuals reach their highest level of independence. We accomplish this mission by providing high quality of care to the individuals we serve through a broad array of tailored programs and highly trained and motivated caregivers. Our Best In Class program employs customer, employee, government, and facility surveys to continually monitor our quality of care and our customer’s satisfaction and to ensure adherence to our mission. Best In Class requires annual training for all employees and sets expectations to ensure that we are wise stewards of taxpayer dollars and provide high quality care. Because of our emphasis on quality, many of our services are recognized both locally and nationally by independent accreditation agencies.

Leading position in special needs markets with strong referral relationships. We are the nation’s largest private provider of services to populations with special needs. At September 30, 2010, we provided services to approximately 60,000 individuals with special needs in 41 states, Washington, D.C., Puerto Rico and certain international locations. We are also a leading provider of in-home care. We have been operating in 33 of the 41 states we serve for at least six years and have developed close, long-standing relationships with our referral base of state and local agencies, as well as with advocacy groups in the communities we serve. We believe that we have a reputation as a high quality human services provider with the infrastructure and expertise to serve our customers. We also believe that our expertise serving ID/DD individuals has enabled us to collaborate with state and local agencies as they work to comply with state and court mandates to move these individuals off waiting lists or from state institutions to group homes or other community-based settings. In addition, we are the largest operator of “one-stop” career centers in the United States and the second largest private operator of Job Corps centers. We believe that our broad service offerings, our established presence in our target markets, and our ability to deliver services locally provide us with a competitive advantage and strengthen our relationships with our referral base.

National platform with significant recurring revenue from diversified payors. Care for our ID/DD customers is long-term in nature. We serve a client for an average of over five years, and the average age of our clients is 43 years. Because most of our ID/DD consumers require services over their entire lives and many states have extensive waiting lists for services, average occupancy rates in our ID/DD group homes and residential facilities have been above 96% since 1996. Our Job Corps contracts are also long-term and generate predictable revenue streams, with typical terms of five years, cost-plus pricing and high program utilization rates. Although a majority of our revenue is derived from Medicaid, each of the 32 state Medicaid agencies we serve makes its own service and rate decisions. Our largest state Medicaid program accounts for 12% of total revenue. Our governmental payor mix is further diversified between the DOL, HHS, and other federal entities, and while our Employment Training Services contracts are funded by federal agencies, they are awarded and administered by a large number of states and municipalities. Our growing in-home care business has also helped us diversify our business and payor mix. This business, which in 2009 derived 29% of its revenues from non-governmental payors, has grown from $135 million of revenue in 2005 to $295 million of revenue in 2009.

Strong and stable free cash flow. Our stable client base and long-term contracts produce stable recurring revenue, which translates into strong free cash flow due to our efficient operational capabilities, low maintenance capital expenditure requirements, and stable levels of working capital. Our free cash flow, defined as cash flow from operations less capital expenditures, from 2005 to 2009 averaged approximately $45 million annually. We intend to use a portion of our free cash flow to repay debt.

Cost-effective and scale provider of high quality services. We believe our national scope allows us to develop and implement best practices nationwide to provide our customers with high quality care. We are also able to leverage operational economies of scale due to our size, and use our deep industry experience to provide this quality care in a cost-effective manner that is responsive to our customers, their families and state and federal payors. We also place our patients in low-cost, high quality residential settings, and use our experience to better tailor our care to the needs of our service population. For example, according to The State of the States in Developmental Disabilities, the average cost per day of one individual in a large, state-run institution is approximately $469, while the same individual in our community-based environment costs approximately $194 per day. In addition, we believe that our in-home care services are able to achieve a lower cost of care relative to alternative inpatient settings, such as nursing homes, due to the absence of a fixed plant and less-expensive staffing. Because our patients are generally medically stable and generally require less intensive care than is offered in inpatient settings, staffing can be achieved at a lower cost and can also be delivered on an hourly, rather than daily basis, depending on the patient’s needs. According to the MetLife 2010 Market Survey of Long-Term Care Costs, nursing home care costs an average of $229 per day, relative to $21 and $19 per hour for home health and homemaker services, respectively. We believe that the lower cost settings we provide in our ID/DD and in-home care services will create growth opportunities as payors look to lower costs while maintaining quality of care.

Proven ability to identify and integrate acquisitions. Our recent growth is due in part to our ability to successfully identify and integrate both tuck-in and strategic acquisitions. We employ a proven, systematic and disciplined approach that includes conducting full due diligence on contracts, the reimbursement environment, quality of services, financial condition, operational managers, and regulatory compliance for a prospective acquisition. We also have a comprehensive post-acquisition process to integrate acquired entities, which includes improving facility operations, retaining staff, and incorporating the entity into our various systems. Over the last six years, ResCare has completed an average of 14 acquisitions per year representing total annual revenue of approximately $600 million.

Experienced management team and highly committed equity sponsor. The members of our senior management team, led by President and CEO Ralph Gronefeld, Jr., have served an average of 15 years at ResCare. We believe that our management team has the depth and breadth to successfully grow our company and execute our strategy. In addition, our equity sponsor, Onex Corporation, has considerable experience investing in healthcare and familiarity with our Company. Onex invested $84 million in ResCare in June 2004 for an approximately 25% ownership stake, and has been represented on our board since its investment.

Strategy

Continue to be a leading provider through innovative and cost-effective services. We believe that our care delivery model allows us to provide high quality care to individuals at a lower cost than traditional state institutions. We plan to leverage our existing client base and continue to work with state government agencies to create new services and service models to address changing market needs. For example, we offer Rest Assured, our telecare program, which allows us to monitor video and audio in a home and offer verbal assistance to adults with ID/DD and senior citizens who want an alternative to 24-hour live-in support. A third-party pilot study has shown a 45% savings using telecare relative to traditional care models due to the more efficient use of labor while maintaining high quality of care.

Expand our disabilities services and in-home care. We plan to expand the range of services we offer and to expand our existing services into new markets. For example, we began delivering in-home care to individuals with ID/DD and the elderly in 1997 because we believed it to be complementary to our existing service offering and scalable. We currently serve approximately 22,000 individuals through our in-home care business. We believe that the demand for these services from families caring for their dependents and through state and federal programs is growing. We are also focused on diversifying our revenue stream by pursuing higher-margin private pay clients.

Leverage our reorganization of business lines to drive organic growth. In August 2010, we announced our plan to reorganize our operations in order to increase efficiency and focus on organic growth. This reorganization principally involves separating our in-home care business from our Community Services division, which is primarily composed of our facility-based

ID/DD business. We believe that this realignment allows us to focus on issues unique to in-home care including growing our private pay services by actively recruiting clients through a consumer-oriented marketing strategy. The operational realignment of these segments is substantially complete, and reporting under these new segments is expected to begin in 2011.

Grow through opportunities in Employment Training Services and Job Corps. We continue to explore further growth in our job training services through the pursuit of contracts for “one- stop” career centers and Job Corps centers as they come up for bid. In 2002 we operated no “one-stop” career centers, and today we are the largest private operator of these centers in the United States.

Pursue tuck-in acquisition opportunities. We have an actively managed pipeline of tuck-in acquisition opportunities that could be integrated into our regional clusters where we have existing infrastructure and where payor rates are attractive. We add group homes and in-home care agencies by pursuing small tuck-in acquisitions using our proven, disciplined and systematic approach to potential acquisitions. The typical target is less than $5 million of revenue in size and has facilities in a geographic area in which we operate.

Legal proceedings

We are parties to various legal and/or administrative proceedings arising out of the operation of our facilities and programs and arising in the ordinary course of business. We do not believe the ultimate liability, if any, for these proceedings or claims, individually or in the aggregate, in excess of amounts already provided, will have a material adverse effect on our condensed consolidated financial condition, results of operations or cash flows. However, an unexpected adverse resolution of one or more of these items could have a material adverse effect on the results of operations.

In March 2007, a lawsuit was filed in Bernalillo County, New Mexico State Court styled Larry Selk, by and through his legal guardian, Rani Rubio v. Res-Care New Mexico, Inc., Res-Care, Inc., et al. The lawsuit sought compensatory and punitive damages for negligence, negligence per se, violations of the Unfair Practices Act and violations of the Resident Abuse and Neglect Act. Settlement discussions were unsuccessful and a jury trial commenced on November 9, 2009 on the remaining issue of negligence. The jury returned a verdict of approximately $53.9 million in damages against the Company, consisting of approximately $4.7 million in compensatory damages and $49.2 million in punitive damages, which was entered as a judgment in December 2009. Ruling on various post trial motions, on February 19, 2010, the New Mexico trial court judge reduced the jury award to $15.5 million, consisting of approximately $10.8 million in punitive damages and $4.7 million in compensatory damages. We are appealing the judgment, and have posted an appeal bond of $27.2 million, of which $7.2 million is secured and $20.0 million is unsecured. The plaintiff is also appealing the judgment and we intend to continue to defend this matter vigorously. Although we have reserved for this self-insured matter, the amount of the reserve and related interest is less than the $15.5 million damages awarded plus any applicable post-judgment interest. If a new trial is not granted or the case is not settled, interest on any final judgment will be assessed at 15% per annum. We are accruing interest on the provision we have made in our financial statements and are expensing costs associated with the appeal bond as incurred. A failure of our appeal to succeed, or the success of plaintiff’s appeal, could have a material adverse effect on our results of operations and cash flows.

On September 22, 2010, a putative stockholder class action suit styled as Stanley Margolis v. Ralph Gronefeld, et al., Case No. 10-CI-6597, was filed in the Court of Jefferson County, Kentucky against Res-Care, Inc., Purchaser and the members of Res-Care, Inc.’s Board of Directors (the “Individual Defendants”). The complaint generally alleges that the Individual Defendants breached their fiduciary duties in connection with the transactions contemplated by the share exchange agreement (the “Acquisition Transaction”). In that regard, the complaint includes, among other things, allegations that the consideration to be received by Res-Care, Inc.’s shareholders is unfair and inadequate; that the proposed Acquisition Transaction employs a process which is unfair and inadequate and which has not been designed to maximize stockholder value; that the share exchange agreement includes inappropriate deal protection devices such as “no shop,” matching rights, and termination fee provisions; that the members of Res-Care, Inc.’s Board of Directors may consider alternatives to the transaction but only under a limited set of circumstances, and that the combined effect of these provisions is to ensure that no competing offers will emerge for Res-Care, Inc. The complaint also alleges that the Individual Defendants aided and abetted these alleged breaches of fiduciary duties. The complaint seeks class certification, certain forms of injunctive relief, including enjoining and rescinding the Acquisition Transaction, unspecified damages, and payment of plaintiff’s attorney’s costs and fees. The parties have entered into a non-binding memorandum of understanding to settle this matter, subject to the execution of definitive settlement documents and court approval.

From time to time, in the ordinary course of business and like others in the industry, we receive requests or demands for information from government agencies in connection with their regulatory or investigational authority. Such requests can include subpoenas, demand letters or search warrants for documents to assist the government in audits or investigations. We review such requests and notices and take appropriate action. We have been subject to certain requests for information and investigations in the past and could be subject to such requests for information and investigations in the future.

On September 24, 2010, we received a Civil Investigative Demand (“CID”) issued by the U.S. Department of Justice—Civil Division, Eastern District of Pennsylvania, pursuant to the False Claims Act. The CID requests that the Company provide documents and testimony related to allegations that the Company and/or its Arbor E&T unit may have violated the False Claims Act relating to claims for payment for services and requests for reimbursement submitted by Arbor’s Philadelphia Workforce Services center during the period from 2006 to present. We are currently in the process of evaluating the scope of the CID and its response. At this time, we can make no assurances as to the time or resources that will be needed to devote to this inquiry or its final outcome.

The Company is cooperating with an investigation by the State of West Virginia, Department of Health and Human Resources, Office of Inspector General (“OIG”) concerning allegations that certain employees of the Company’s Morgantown, West Virginia operation did not properly care for some clients, did not report some of the alleged conduct to government authorities and did not fully comply with a subpoena for documents concerning the alleged conduct. The Company has been verbally informed by the OIG’s General Counsel that it is not a target of this investigation at this time. The Company has pledged its full cooperation with the ongoing investigation and has retained outside counsel to conduct an internal review of these matters. At this time, we can make no assurances as to the time or resources that will be needed to devote to this inquiry or its final outcome.